EXHIBIT 3.2

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MEDE AMERICA CORPORATION

                            ------------------------


                  MEDE AMERICA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is MEDE AMERICA CORPORATION. The Corporation was originally incorporated under the name HIS HOLDINGS CORPORATION, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 13, 1995.

                  2. The following resolution declaring advisable the amendment and restatement of the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation. The resolution is as follows:

                  RESOLVED that the amendment and restatement of the Certificate of Incorporation of the Corporation is hereby declared advisable, and that such Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

                  "FIRST:  The name of the Corporation is MEDE AMERICA
         CORPORATION.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.




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                  FOURTH:  The total  number of shares of all  classes  of stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, $.01 par
         value  ("Preferred   Stock"),   of  which  250,000  shares  are  hereby
         designated as Series A Preferred Stock, $.01 par value ("Series A Preferred Stock"), and 30,000,000 shares of Common Stock, $.01 par value ("Common Stock").

                  Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of capital stock of the Corporation shall be and hereby are combined and reclassified as follows: each shares of Preferred Stock shall be reclassified as and converted into one share of Series A Preferred Stock, and each 4.5823 shares of Common Stock shall be reclassified as and converted into one share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation, the fair value of which shall be determined by the Board of Directors in good faith within 90 days after the filing of this Amended and Restated Certificate of Incorporation.

                  Certificates representing shares combined and reclassified as provided in this Amended and Restated Certificate of Incorporation are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

                  The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, determination of the following:

                           1. The number of shares constituting  that series and
                  the distinctive designation of that series;

                           2. The  dividend  rate on the shares of that  series,
                  whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

                           3. Whether that series shall have voting  rights,  in
                  addition to the voting rights provided by law, and, if so, the terms of such voting rights;



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                           4.  Whether   that  series   shall  have   conversion
                  privileges,  and,  if so,  the  terms and  conditions  of such
                  conversion,   including   provision  for   adjustment  of  the
                  conversion rate in such events as the Board of Directors shall determine;

                           5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                           8.  Any  other  relative   rights,   preferences  and
                  limitations of that series.

                  All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated. The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the
         Corporation:

                            SERIES A PREFERRED STOCK

                  Except as otherwise expressly provided herein, all shares of Series A Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  1.   Cumulative Dividends.

                       (i) The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the rate of $10.00 per share per annum, and no more. In the event such dividends are declared, the dividend payment dates with respect thereto shall be the immediately succeeding September 30.

                       (ii) In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any



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                  distribution  be made  upon,  any Common  Stock,  other than a dividend or distribu- tion payable in shares of Common Stock, nor, without the written consent of the holders of 66-2/3% of the outstanding Series A Preferred Stock, shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance cumulative dividends accrued and unpaid on all outstanding shares of the Series A Preferred Stock for all past dividend periods shall have been paid in full.

                  2.   Redemption.

                  2A. Mandatory Redemptions. The Series A Preferred Stock shall be redeemed in full in two equal installments on September 30, 2001 and September 30, 2002, at the Redemption Price (as defined below).

                  2B. Optional Redemptions. The Series A Preferred Stock may be redeemed in whole at any time or in part from time to time, at the option of the Corporation, at the Redemption Price.

                  2C. Redemption Date; Redemption Price. Any date on which the Corporation elects or is required to redeem Series A Preferred Stock under this paragraph 2 shall be referred to as a "Redemption Date." The per share "Redemption Price" of the Series A Preferred Stock to be redeemed on a Redemption Date shall be the sum of (x) $100.00 per share, plus (y) any accrued but unpaid dividends thereon to the date of such redemption.

                  2D. Notice of Redemption. Not less than 30 days before any Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Series A Preferred Stock to be redeemed, addressed to each such stockholder at his or its post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the subparagraph or subparagraphs of this paragraph 2 pursuant to which such redemption shall be made, the Redemption Price and the place at which and the date, which date shall not be a day on which banks in the City of New York are required or authorized to close, on which the shares of Series A Preferred Stock will be redeemed. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, such shares shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive the Redemption Price for such shares, without interest.



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                  2E.  Redeemed or Otherwise Acquired Shares to be Retired.  Any
         shares of Series A Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                  2F. Shares to be Redeemed, Purchased or Retired. In case of the redemption, purchase or retirement, for any reason, of only a part of the outstanding shares of the Series A Preferred Stock on a Redemption Date, all shares of Series A Preferred Stock to be redeemed, purchased or retired shall be selected pro rata, and there shall be so redeemed, purchased or retired from each registered holder in whole shares, as nearly as practicable to the nearest share, the proportion of all the shares to be redeemed, purchased or retired which the number of shares held of record by such holder bears to the total number of shares of Series A Preferred Stock at the time outstanding.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or the sale of all or substantially all the assets of the Corporation (each such event being referred to as a "Liquidation"), a holder of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to receive out of the assets of the Corporation (x) $100.00 per share, plus (y) any accrued but unpaid dividends thereon to the date of such redemption, for each share of Series A Preferred Stock held by such holder. If upon such Liquidation, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of that amount distributable as aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon any such Liquidation, after the holders of the Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the holders of the Common Stock will share the remaining net assets of the Corporation. Written notice of such Liquida tion, stating a payment date, the aggregate amount of the payments to which such holder of Series A Preferred Stock is entitled and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each stockholder at its post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation.

                  4. Voting Rights. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Series A Preferred Stock shall not be entitled to vote on matters presented to the stockholders of the Corporation.



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                 5.    Restrictions.  At  any  time  when  shares  of  Series  A
         Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of 66-2/3% of the outstanding Series A Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of Series A Preferred Stock shall vote together as a class:

                       (i) The Corporation will not create or authorize the creation of any additional class of shares unless the same ranks junior to the Series A Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, or increase the authorized amount of the Series A Preferred Stock, or increase the authorized amount of any additional class of shares unless the same ranks junior to the Series A Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, or create or authorize any obligations or securities convertible into or exchangeable for shares of Series A Preferred Stock or into shares of any other class unless the same ranks junior to the Series A Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation, recapitalization or otherwise.

                       (ii) The Corporation will not amend, alter or repeal the Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to
                  Section 151(g) of the Delaware General Corporation Law containing any provision, in either case which affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Series A Preferred Stock or the Common Stock or which in any manner adversely affects the Series A Preferred Stock or the Common Stock or the holders thereof.

                  6. Conversion. The shares of Series A Preferred Stock shall be convertible as follows:

                  6A. In the event that, at any time while any of the Series A Preferred Stock shall be outstanding, the Corporation shall complete a firm commitment initial public offering of shares of Common Stock registered under the Securities Act of 1933, as amended, in which the net proceeds paid by the public to the Corporation are at least $20,000,000, then all outstanding shares of Series A Preferred Stock shall, automatically and without further action on the part of the holders of the Series A Preferred Stock, be converted into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by dividing the aggregate Liquidation Payments that would then be payable in respect of the Series A Preferred Stock by the price to the public in such initial public offering. Such conversion shall be effective simultaneously with the closing of such public offering; provided, however, that certificates evidencing the shares of Common


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         Stock  issuable  upon such  conversion  shall  not be issued  except on surrender of the certificates for the shares of the Series A Preferred Stock so converted.

                  6B. Fractional Shares; Dividends. No fractional shares may be issued upon conversion of the Series A Preferred Stock into Common Stock. If any fractional interest in a share of Common Stock would, except for the provisions of the preceding sentence, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation. No cash dividends shall be paid in respect of the Series A Preferred Stock upon such conversion.

                  6C. Stock to be Reserved. Prior to the consummation of an initial public offering of its Common Stock, the Corporation will reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

                  6E. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

                                       II.

                                  COMMON STOCK

                  All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

                   1. Dividends. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.


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                   2.  Voting  Rights.  Each  holder  of Common  Stock  shall be entitled to one vote per share.

                  FIFTH:   The name and mailing address of the sole incorporator
         of the Corporation are as follows:

                              Revital D. Havazelet
                              45 Rockefeller Plaza
                              New York, N.Y.  10111

                  SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                  SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                  EIGHTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                  NINTH: Every person now or hereafter serving as a director or officer of the Corporation and every such director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or in connection with such service. Expenses incurred by any person so entitled to indemnification in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposi-



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         tion of such action,  suit or  proceeding as authorized by the Board of
         Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article."

                  3. The foregoing resolutions were duly adopted by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, and have been duly adopted pursuant to the requirements of Sections 242 and 245 of said General Corporation Law.

                  4. The capital of the Corporation will not be reduced under, or by reason of, the foregoing Amended and Restated Certificate of Incorporation of the Corporation.



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                  IN WITNESS  WHEREOF,  the  Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Thomas P. Staudt, its President and Chief Executive Officer, this 27th day of July, 1998.

                                                 /s/ Thomas P. Staudt
                                             ----------------------------------
                                                     Thomas P. Staudt
                                                     President and
                                                     Chief Executive Officer



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